As filed with the Securities and Exchange Commission on February 8, 2008

Registration No. 333-148630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ON SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3674	36-3840979
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5005 E. McDowell Road

Phoenix, Arizona 85008

(602) 244-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George H. Cave, Esq.

Senior Vice President, General Counsel and Secretary

ON Semiconductor Corporation

5005 E. McDowell Road

Phoenix, Arizona 85008

(602) 244-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven D. Pidgeon, Esq. Diane Holt Frankle, Esq. David P. Lewis, Esq. DLA Piper US LLP 2415 East Camelback Road, Suite 700 Phoenix, Arizona 85016 (480) 606-5100	Darlene Gerry, Esq. Senior Vice President, General Counsel and Secretary AMIS Holdings, Inc. 2300 Buckskin Road Pocatello, Idaho 83201 (208) 233-4690	William M. Kelly, Esq. Mischa Travers, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	113,293,704(1)	N/A	$951,667,114(2)	$37,401(3)

(1)	The number of shares of common stock of the registrant being registered is based upon (x) an estimate of the maximum number of shares of common stock, par value $0.01 per share, of AMIS Holdings, Inc. (“AMI”) presently outstanding or issuable or expected to be issued in connection with the merger of a wholly-owned subsidiary of the registrant with AMI multiplied by (y) the exchange ratio of 1.15 shares of common stock, par value $0.01 per share, of the registrant, for each such share of common stock of AMI.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price for the common stock is the product of (x) $8.40, the average of the high and low sales prices of AMI common stock, as quoted on The Nasdaq Stock Market, on January 9, 2008, and (y) 98,516,264, the estimated maximum number of shares of AMI common stock that may be exchanged for the shares of common stock of the registrant being registered.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to this Registration Statement is being filed for the sole purpose of filing certain exhibits to the Registration Statement. This Amendment No. 2 does not modify the Joint Proxy Statement/Prospectus included within this Registration Statement; accordingly, the Joint Proxy Statement/Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 145 of the DGCL permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. ON’s amended and restated certificate of incorporation provides that we, to the full extent permitted by law, shall indemnify any of ON’s past and present directors, officers, employees or any person that is or was serving at ON’s request as a director, officer or employee of another enterprise if they were or are a party to, or are threatened to be made a party to, any threatened, pending or complete action, suit or proceeding. The indemnification provided therein includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and may be paid by us in advance of the final disposition of such action, suit or proceeding. In addition, ON’s amended and restated certificate of incorporation provides that ON may, to the full extent permitted by law, indemnify any other person for any such expenses as to actions in their official capacity or actions in another capacity while holding such office.

As permitted by Section 102(b)(7) of the DGCL, ON’s amended and restated certificate of incorporation provides that no director shall be liable to us for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director’s duty of loyalty;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) for the unlawful payment of dividends on or redemption of ON’s capital stock; or

(iv) for any transaction from which the director derived an improper personal benefit.

ON has obtained policies insuring ON and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of December 13, 2007, by and among ON Semiconductor Corporation, Orange Acquisition Corporation, and AMIS Holdings, Inc. (included as Annex A to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of ON Semiconductor Corporation, as further amended through May 30, 2006 (incorporated by reference from Exhibit 3.1(a) to ON Semiconductor Corporation’s Second Quarter Form 10-Q filed with the Securities and Exchange Commission on July 28, 2006).

3.2	Form of Amendment to Amended and Restated Certificate of Incorporation of ON Semiconductor Corporation (included as Annex G to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

Exhibit Number	Exhibit Description
3.3	Amended and Restated Bylaws of ON Semiconductor Corporation (incorporated by reference from Exhibit 3.1 to ON Semiconductor Corporation’s Form 8-K filed with the Securities and Exchange Commission on November 19, 2007).

3.4	Certificate of Incorporation of Orange Acquisition Corporation (included as Annex D to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

4.1	Specimen of share certificate of Common Stock, par value $0.01, ON Semiconductor Corporation (incorporated by reference from Exhibit 4.1 to ON Semiconductor Corporation’s Form 10-K filed with the Securities and Exchange Commission on March 10, 2004).

5.1***	Opinion of DLA Piper US LLP regarding legality of securities being registered.

8.1**	Opinion of DLA Piper US LLP regarding certain U.S. income tax aspects of the merger.

8.2**	Opinion of Davis Polk & Wardwell regarding certain U.S. income tax aspects of the merger.

10.1	Form of Voting Agreement, dated December 13, 2007, by and among ON Semiconductor Corporation, AMIS Holdings, Inc. and certain ON Semiconductor Corporation stockholders (included as Annex B to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.2	Form of Voting Agreement, dated December 13, 2007, by and among ON Semiconductor Corporation, AMIS Holdings, Inc. and executive officers, directors, and certain other stockholders of AMIS Holdings, Inc., other than Christine King (included as Annex C to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.3	Voting Agreement for Christine King, dated December 13, 2007, by and among ON Semiconductor Corporation, AMIS Holdings, Inc. and Christine King (incorporated by reference from Exhibit 10.1 to ON Semiconductor Corporation’s Form 8-K filed with the Securities and Exchange Commission on December 13, 2007).

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3***	Consent of DLA Piper US LLP (included as part of Exhibit 5.1).

23.4**	Consent of DLA Piper US LLP (included as part of Exhibit 8.1).

23.5**	Consent of Davis Polk & Wardwell (included as part of Exhibit 8.2).

24.1***	Powers of Attorney for ON Semiconductor Corporation.

99.1***	Form of Proxy for ON Semiconductor Corporation.

99.2***	Form of Proxy for AMIS Holdings, Inc.

99.3	Opinion of Credit Suisse Securities (USA) LLC (included as Annex E to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

99.4	Opinion of Goldman, Sachs & Co. (included as Annex F to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

99.5***	Consent of Credit Suisse Securities (USA) LLC.

99.6**	Consent of Goldman, Sachs & Co.

*	Certain schedules have been omitted and ON agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

**	Filed herewith.

***	Previously filed.

Item 22.	Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(E) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 8th day of February, 2008.

ON SEMICONDUCTOR CORPORATION

By:	/s/ KEITH D. JACKSON
Title:	Keith D. Jackson President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEITH D. JACKSON Keith D. Jackson	President, Chief Executive Officer, and Director (Principal Executive Officer)	February 8, 2008

/S/ DONALD A. COLVIN Donald A. Colvin	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Principal Accounting Officer)	February 8, 2008

* J. Daniel McCranie	Chairman of the Board of Directors	February 8, 2008

* Curtis J. Crawford	Director	February 8, 2008

* Emmanuel T. Hernandez	Director	February 8, 2008

* Phil D. Hester	Director	February 8, 2008

* John W. Marren	Director	February 8, 2008

* Robert H. Smith	Director	February 8, 2008

*By:	/S/ DONALD A. COLVIN
Name:	Donald A. Colvin
Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of December 13, 2007, by and among ON Semiconductor Corporation, Orange Acquisition Corporation, and AMIS Holdings, Inc. (included as Annex A to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of ON Semiconductor Corporation, as further amended through May 30, 2006 (incorporated by reference from Exhibit 3.1(a) to ON Semiconductor Corporation’s Second Quarter Form 10-Q filed with the Securities and Exchange Commission on July 28, 2006).

3.2	Form of Amendment to Amended and Restated Certificate of Incorporation of ON Semiconductor Corporation (included as Annex G to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

3.3	Amended and Restated Bylaws of ON Semiconductor Corporation (incorporated by reference from Exhibit 3.1 to ON Semiconductor Corporation’s Form 8-K filed with the Securities and Exchange Commission on November 19, 2007).

3.4	Certificate of Incorporation of Orange Acquisition Corporation (included as Annex D to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

4.1	Specimen of share certificate of Common Stock, par value $0.01, ON Semiconductor Corporation (incorporated by reference from Exhibit 4.1 to ON Semiconductor Corporation’s Form 10-K filed with the Securities and Exchange Commission on March 10, 2004).

5.1***	Opinion of DLA Piper US LLP regarding legality of securities being registered.

8.1**	Opinion of DLA Piper US LLP regarding certain U.S. income tax aspects of the merger.

8.2**	Opinion of Davis Polk & Wardwell regarding certain U.S. income tax aspects of the merger.

10.1	Form of Voting Agreement, dated December 13, 2007, by and among ON Semiconductor Corporation, AMIS Holdings, Inc. and certain ON Semiconductor Corporation stockholders (included as Annex B to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.2	Form of Voting Agreement, dated December 13, 2007, by and among ON Semiconductor Corporation, AMIS Holdings, Inc. and executive officers, directors, and certain other stockholders of AMIS Holdings, Inc., other than Christine King (included as Annex C to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.3	Voting Agreement for Christine King, dated December 13, 2007, by and among ON Semiconductor Corporation, AMIS Holdings, Inc. and Christine King (incorporated by reference from Exhibit 10.1 to ON Semiconductor Corporation’s Form 8-K filed with the Securities and Exchange Commission on December 13, 2007).

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3***	Consent of DLA Piper US LLP (included as part of Exhibit 5.1).

23.4**	Consent of DLA Piper US LLP (included as part of Exhibit 8.1).

23.5**	Consent of Davis Polk & Wardwell (included as part of Exhibit 8.2).

24.1***	Powers of Attorney for ON Semiconductor Corporation.

Exhibit Number	Exhibit Description
99.1***	Form of Proxy for ON Semiconductor Corporation.

99.2***	Form of Proxy for AMIS Holdings, Inc.

99.3	Opinion of Credit Suisse Securities (USA) LLC (included as Annex E to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

99.4	Opinion of Goldman, Sachs & Co. (included as Annex F to the joint proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).

99.5***	Consent of Credit Suisse Securities (USA) LLC.

99.6**	Consent of Goldman, Sachs & Co.

*	Certain schedules have been omitted and ON agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

**	Filed herewith.

***	Previously filed.